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                                                                  Exhibit (g)(2)

                                     652-1-0


                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED April 1, 1990

                                     between

            IDS LIFE INSURANCE COMPANY OF NEW YORK, Albany, New York

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                     This Addendum is Effective May 1, 1991

I.    ADDITION OF VUL-350 PLAN

      Effective May 1, 1991, reinsurance required by IDS LIFE INSURANCE COMPANY OF NEW YORK on the policy plan listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                                     VUL-350

      Exhibit B of this Agreement is hereby replaced by the attached Exhibit B which now includes VUL-350 in the list of plans covered.

      Premiums payable for this coverage are as described in Exhibit C of this Agreement.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                                          IDS LIFE INSURANCE COMPANY OF NEW YORK

By: [ILLEGIBLE]                           By: [ILLEGIBLE]
   ------------------------------            -----------------------------

Title: [ILLEGIBLE]                        Title: UNDERWRITING OFFICER
Date: 6-11-91

                                          [name of reinsurance company]

By: [signature]                           By: [[signature]
Title: [title]                            Title: [title]
Date: April 30, 1991


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                                    EXHIBIT B

                             POLICY PLANS REINSURED

Effective Date

April 1, 1990

        Universal Life

              Base plans: UL.25, UL100, UL500, VUL, EUL25, and EUL100
              Riders: Other Insured Riders (OIR) and Waiver of Monthly
                      Deductions (WMD)

        Fixed Premium, Fixed Benefit Whole Life

              Base plan: Whole Life
              Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

        Level Benefit Term Insurance

              Base plans: YRT, YRT-7 and 10 Year Renewable Term
              Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

        Decreasing Benefit Term Insurance

              Base plans: ART
              Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

May 1, 1991

             VUL-350


(Rev. 5-91)